EXH 10.2

             S T O C K  P U R C H A S E  O P T I O N  A G R E E M E N T
             ----------------------------------------------------------


entered into this 6th DAY OF FEBRUARY 2004, by and between:

B & B BEHEER B.V. and CAMPEX HOLDING B.V., both Netherlands corporations, hereinafter referred to as the "NL GRANTORS", with respect to 100% of the shares of:

SA SOUND B.V.
ANODEWEG 4
1627 LJ  HOORN
THE NETHERLANDS

and SERGE VAN TUIJN, hereinafter referred to as the "US GRANTOR", with respect to 100% of the shares of:

SA USA, INC.
8917 SHORE COURT
BAY RIDGE, NEW YORK  11209
USA

and SLS INTERNATIONAL, INC., with offices located at 3119 South Scenic Avenue, Springfield, Missouri 65807, USA, hereinafter referred to as the "OPTION HOLDER".


                               W I T N E S S E T H

         WHEREAS, the Option Holder wishes to acquire and the NL Grantors wish to grant an option to purchase 100% of the shares of SA SOUND B.V., on the terms and conditions set forth in this Agreement, and

         WHEREAS, the Option Holder wishes to acquire and the US Grantor wishes to grant an option to purchase 100% of the shares of SA USA, INC., on the terms and conditions set forth in this Agreement,

         THEREFORE, in consideration of the premises and in exchange for the mutual covenants contained herein as well as other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

         1. Option Terms. Subject to and upon the terms and conditions set forth in this Agreement, the NL Grantors will grant to the Option Holder an exclusive irrevocable option to purchase 100% of the shares of SA SOUND B.V., and the US Grantor will grant to the Option Holder an exclusive irrevocable option to purchase 100% of the shares of SA USA, Inc., hereinafter collectively referred to as the "Option".

         The Option shall be granted effective upon receipt of the purchase price of the Option, which is EUR 50,000, and such purchase price is non-refundable, except to the extent set forth in Section 4 below.

         Under the Option, the collective purchase price for 100% of the shares of SA SOUND B.V. plus 100% of the shares of SA USA, Inc. shall be a total of EUR 370,000.--, payable as follows:

         EUR 150,000.-- in cash, and

         EUR 220,000.-- in cash, unless the Option Holder elects to pay with a number of shares of Series B Preferred Stock of SLS International, Inc. equivalent to such value, issued at the price such shares are issued in the contemplated private placement of such shares of preferred stock.

         The Option shall expire at 5:00 p.m. Central Standard Time on February 27, 2004, hereinafter referred to as the "Expiration".

         2. Covenants of the NL Grantors and the US Grantor. From the date of this Agreement through the Expiration, the NL Grantors and the US Grantor covenant and agree as follows:

         (a) they shall promptly negotiate in good faith with the Option Holder the terms of, and shall execute and deliver, a Stock Purchase Agreement, pursuant to which the Option Holder would purchase the shares of SA Sound B.V. and SA USA, Inc. upon exercise of the Option, and the terms of such Stock Purchase Agreement shall include customary and appropriate representations, warranties, conditions, covenants and indemnifications; provided that the NL Grantors shall make no representations and warranties with respect to SA USA, Inc. and the US Grantor shall make no representations and warranties with respect to SA Sound B.V.; and

         (b) they shall, and they shall cause SA Sound B.V. and SA USA, Inc. to
(i) provide, the Option Holder and its representatives with access, during regular business hours, to the premises and to the books and records of SA Sound B.V. and SA USA, Inc., and (ii) cause the officers, employees and other representatives of each of SA Sound B.V. and SA USA, Inc. to furnish the Option Holder with such financial and operating data and other information with respect to SA Sound B.V. and SA USA, Inc. as the Option Holder shall from time to time reasonably request.

         3. Manner of Exercising the Option. The Option Holder may exercise the Option at any time prior to its Expiration by submitting payment in full, or by the parties' execution of the Stock Purchase Agreement contemplated by Section 2(a).

         4. Terms of Payment. (a) All cash payments from the Option Holder to the NL Grantors and the US Grantor shall be made in US Dollars, converted at the currency exchange rate as published by the Federal Reserve Bank of New York at 12:00 noon on the date of the payment. See:
http://www.ny.frb.org/markets/fxrates/noon.cfm
----------------------------------------------

         All cash payments from the Option Holder to the NL Grantors and the US Grantor shall be made via wire transfer to Marcel Van Tuyn, the attorney for the NL Grantors and the US Grantor, into the following Attorney Escrow Account, to be held in such escrow account until distribution in accordance with this
Agreement:

IOLA - M M VAN TUYN ESQ                     account number:     352 0686317 65
8917 Shore Court
Bay Ridge, New York  11209
USA

Chase Bank                                  routing number:     021 000 021
9313 Third Avenue
Bay Ridge, New York  11209
USA

         The Parties understand that all interest earned on any funds in this account are automatically distributed, by operation of law, to The IOLA Fund of the State of New York and are not available for distribution to any other party or entity.

         (b) Any payments made into this account subject to the terms and conditions of this Agreement, will be disbursed to the Parties entitled thereto within two business days after the expiration of the Option (unless the Option Holder has claimed a breach of the covenants in Section 2 above) or the later to occur of (a) the exercise of the Option or (b) if the Option is exercised, the execution and delivery of all documents requested by the Option Holder pursuant to Section 5 below.

         (c) Any payments which are made with shares of stock of SLS International, Inc., will be delivered at an agreed upon time and place.

         (d) If the NL Grantors or the US Grantor fail to comply with the terms of Section 2, then upon request of the Option Holder, the purchase price of the Option shall be refunded from the escrow account to the Option Holder. If the Option Holder does not exercise the Option, following the occurrence or the Option Holder's discovery of a material adverse fact, event, change or occurrence which, individually or together with any other fact, event, change or occurrence, has or would reasonably be expected to have a material adverse effect on the properties, operations, business, prospects, assets, results of operations or financial condition of SA Sound B.V. or SA USA, Inc., then upon request of the Option Holder, the purchase price of the Option shall be refunded from the escrow account to the Option Holder.

         5. Execution of Documents. If the Option Holder exercises the Option, the NL Grantors will, as promptly as possible, take all action, execute and deliver all documents and instruments, provide all information and take or forbear from all such action which may reasonably be deemed necessary or appropriate to transfer 100% of the shares of SA SOUND B.V. to the Option Holder and to further carry out or achieve the purposes of this Agreement.

         If the Option Holder exercises the Option, the US Grantor will, as promptly as possible, take all action, execute and deliver all documents and instruments, provide all information and take or forbear from all such action which may reasonably be deemed necessary or appropriate to transfer 100% of the shares of SA USA, Inc. to the Option Holder and to further carry out or achieve the purposes of this Agreement.

         6. Ownership and Transferability. The NL Grantors hereby declare and guarantee that they are the legal and beneficial owners of 100% of the shares of SA SOUND B.V., free and clear of any security interest, mortgage, pledge, encumbrance, lien or restriction on transfer. The US Grantor hereby declares and guarantees that he is the legal and beneficial owners of 100% of the shares of SA USA, Inc., free and clear of any security interest, mortgage, pledge, encumbrance, lien or restriction on transfer.

         7. Liabilities. The NL Grantors hereby declare and guarantee that the balance sheet of SA SOUND B.V., dated December 31, 2003, which was send to the Option Holder via fax on January 23, 2004, was an accurate and complete representation of the financial condition of SA SOUND B.V. on December 31, 2003, and that subsequently no transactions and no assumptions of liability have occurred or will occur before the Expiration of the Option, other than those within its normal course of business.

         The NL Grantors further declare and guarantee that SA SOUND B.V. has no liabilities beyond its ordinary course of business or out of proportion with its ordinary course of business other than those disclosed, has no contractual obligations beyond its ordinary course of business or out of proportion with its ordinary course of business other than those disclosed, has not received any notice of claim and has no information or reason to believe that any notice of claim is pending.

         If the Option Holder exercises the Option, any and all obligations from SA SOUND B.V. to B & B Beheer B.V. will become null and void by operation of this Agreement and in consideration of this Agreement, and B & B BEHEER B.V. will, as promptly as possible, execute and deliver any and all documents and instruments reasonably necessary to effect the same.

         SLS INTERNATIONAL, INC. understands that the bank line of credit provided by Rabobank to SA SOUND B.V. will automatically terminate and become payable in full if there is any change in the shareholders of SA SOUND B.V. from B & B BEHEER B.V. and/or CAMPEX HOLDING B.V. to any other party, including SLS INTERNATIONAL, INC., except if the new party is acceptable to Rabobank. SLS INTERNATIONAL, INC. further understands that the current line of credit provided by Rabobank is guaranteed with a security deposit of EUR 50,000.-- and SLS INTERNATIONAL, INC. hereby agrees that if the current credit relationship is maintained with Rabobank, SLS INTERNATIONAL, INC. will substitute the existing security deposit with its own security deposit. I.E., if the current credit relationship is not maintained with Rabobank, SLS INTERNATIONAL, INC. agrees to pay-off the line of credit in full, and if the current credit relationship is maintained with Rabobank, SLS INTERNATIONAL, INC. agrees to substitute the existing security deposit with its own security deposit.

         The US Grantor hereby declares and guarantees that SA USA, INC. has no liabilities and no contractual obligations of any kind whatsoever and has not received any notice of claim and has no information or reason to believe that any notice of claim is pending, except that SA USA, INC. has an existing account payable to SA SOUND B.V. which is more than offset by the value of the current inventory of SA USA, INC..

         8. Separate Parties. Nothing contained in this Agreement shall be construed to create a joint venture or partnership relation between the Parties, and no Party shall have the authority to obligate or bind any other Party in any manner whatsoever.

         9. Severability. The Parties agree that if any provision of this Agreement is held to be invalid in any jurisdiction, either by statute or by judicial decision, then, with respect to such jurisdiction, and without affecting the validity of the remainder of this Agreement, such provision shall be deemed modified to comply with the law, or if modification is not possible, such provision shall be deemed stricken from this Agreement, if necessary to comply with the law.

         10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and assigns.

         11. Governing Law and Jurisdiction. This Agreement, including any and all rights and obligations created and assumed hereunder, shall be governed by and construed in accordance with the laws of the State of New York, and the Parties agree that the competent courts of the State of New York shall have jurisdiction over any matter concerning or arising under this Agreement, and the Parties hereby consent to any and all requisite jurisdiction.

         12. Legal Fees. The Parties agree that in the event of legal action between the Parties to this Agreement, each Party shall bear its own legal expenses, unless this is in conflict with the applicable law or rules of procedure.

         13. Waivers. The delay or failure of any of the Parties to enforce its/his rights under this Agreement shall not be deemed a continuing modification or waiver thereof, and any of the Parties may, within the time provided by applicable law, commence appropriate legal action to enforce any and all such rights.

         14. Integration and Modifications. This Agreement includes the entire understanding between the Parties with respect to the subject matter contained herein, and the terms and conditions of this Agreement can only be changed or modified in a written amendment signed by all the Parties.

         15. Multiple Copies. One or more copies of this Agreement may be executed, and each such copy shall be deemed an original, but all such copies together shall constitute one and the same instrument.

         16. Headings. The paragraph headings of this Agreement are for convenience of reference only and shall not affect its construction and interpretation.

         IN WITNESS WHEREOF, each of the Parties has executed this Agreement or caused it to be executed by its/his duly authorized representative, on the date set forth above.




------------------------
B & B BEHEER B.V.
by:      Frans Tuin
         Directeur



-------------------------
CAMPEX HOLDING B.V
by:      Harrie Ruigrok
         Directeur



-------------------------
SERGE VAN TUIJN



-------------------------
SLS INTERNATIONAL, INC
by:      John Gott
         President



For purposes of the escrow provisions in Section 4 above:


---------------------------
Marcel Van Tuyn